EXHIBIT 99.5

FORM OF BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledges receipt of your letter and the enclosed materials relating to the grant of transferable rights (the “Rights”) to purchase depositary units of Icahn Enterprises L.P., a Delaware limited partnership (the “Partnership”).

This will instruct you whether to exercise Rights to purchase depositary units held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Partnership’s prospectus (the “Prospectus”) dated [              ] and the related “Instructions as to Use of Icahn Enterprises L.P. Subscription Rights Certificates.”

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1.	☐ Please DO NOT EXERCISE RIGHTS for depositary units.

Box 2.	☐ Please EXERCISE RIGHTS for depositary units as set forth below:

Number of depositary units being purchased:

(B)           EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for ________ depositary units	x	$ [ ] = $ ____________

(no. of depositary units)                                                                     (Subscription Price)     (amount enclosed)

(C)           EXERCISE OF OVER-SUBSCRIPTION RIGHT

If you wish to subscribe for additional depositary units pursuant to your Over-Subscription Right:

I apply for _____ depositary units	x	$ [ ] = $ ____________

(no. of depositary units)                                                                     (Subscription Price)     (amount enclosed)

NOTE: ANY PRORATION OF YOUR OVER-SUBSCRIPTION RIGHT WILL BE BASED ON THE NUMBER OF BASIC SUBSCRIPTION RIGHTS THAT YOU EXERCISE HEREIN AND WILL NOT INCLUDE ANY OTHER EXERCISES BY YOU

(D)           Total Amount of Payment Enclosed = $__________

I am (we are) making the total purchase price payment required in the following manner:

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Box 3.	☐ Payment in the following amount is enclosed: $_________; or

Box 4.	☐ Please deduct payment of $_________ from the following account maintained by you as follows:

Type of Account	Account No.

(The total of Box 3 and Box 4 must equal the total payment specified on the line (c) above.)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of depositary units indicated above upon the terms and conditions specified in the Prospectus;

•	agree that if I (we) fail to pay for the depositary units I (we) have elected to purchase, you may exercise any remedies available to you under law; and

•	understand that my (our) exercise of Rights may not be withdrawn.

Box 4.	☐ Please sell ___________ of my Rights.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:
Capacity:
Address (including Zip Code):
Telephone Number:

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